RenaissanceRe Reports Q3 2022 Net Loss Attributable to Common Shareholders of $825.3 Million; Operating Loss Attributable to Common Shareholders of $396.7 Million.
•Hurricane Ian and certain other catastrophe events contributed to a $648.4 million net negative impact on net loss attributable to common shareholders, and added 57.2 percentage points to the combined ratio.
•101.6% growth in net investment income compared to Q3 2021.
•95.7% Casualty and Specialty combined ratio, an improvement of 3.9 percentage points from Q3 2021.
•22.6% growth in net premiums written; driven by 39.7% growth in Casualty and Specialty.
•$641.5 million of net realized and unrealized losses on investments, primarily driven by the impact of increasing interest rates on the fixed maturity portfolio.

Pembroke, Bermuda, November 1, 2022 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the third quarter of 2022.

Net Loss Attributable to Common Shareholders per Diluted Common Share: $(19.27) Operating Loss Attributable to Common Shareholders per Diluted Common Share*: $(9.27)
Underwriting Loss $(683.1)M	Fee Income $25.7M	Net Investment Income $157.8M
Change in Book Value per Common Share: (16.8)% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: (17.4)%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “Hurricane Ian’s arrival in the final days of the quarter was both a stark reminder of our value proposition to our customers and a catalyst for change in the reinsurance marketplace. RenaissanceRe’s strategic focus on reinsurance, strong capital and industry leadership uniquely situate us to drive transformative change during the upcoming renewal period. As a result, we are positioned to deliver an attractive return to our investors through materially increased underwriting profit, robust fee income and significantly higher investment income.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended September 30,
(in thousands, except per share amounts and percentages)	2022	2021
Gross premiums written	$2,220,661	$1,774,180
Net premiums written	1,821,711	1,486,440
Underwriting income (loss)	(683,114)	(678,825)
Combined ratio	138.7%	145.1%

Net Income (Loss)
Available (attributable) to common shareholders	(825,344)	(450,222)
Available (attributable) to common shareholders per diluted common share	$(19.27)	$(9.75)
Operating Income (Loss) (1)
Available (attributable) to common shareholders	(396,674)	(414,538)
Available (attributable) to common shareholders per diluted common share	$(9.27)	$(8.98)
Book value per common share	$94.55	$128.91
Change in book value per share	(16.8)%	(7.5)%
Tangible book value per common share plus accumulated dividends (1)	$113.29	$146.40
Change in tangible book value per common share plus change in accumulated dividends (1)	(17.4)%	(7.6)%

Return on average common equity - annualized	(72.4)%	(28.4)%
Operating return on average common equity - annualized (1)	(34.8)%	(26.1)%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Net Negative Impact
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of our potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. Our actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Weather-Related Large Losses
Net negative impact on the consolidated financial statements

Three months ended September 30, 2022	Hurricane Ian	Other Q3 2022 Catastrophe Events (1)	Aggregate Losses (2)	Total Q3 2022 Weather-Related Large Losses (3)
(in thousands)
Net claims and claims expenses incurred	$(990,382)	$(152,418)	$(9,695)	$(1,152,495)
Assumed reinstatement premiums earned	221,799	14,105	9	235,913
Ceded reinstatement premiums earned	(57,733)	(283)	—	(58,016)
Earned (lost) profit commissions	(1,487)	(1,285)	(49)	(2,821)
Net negative impact on underwriting result	(827,803)	(139,881)	(9,735)	(977,419)
Redeemable noncontrolling interest	288,383	40,621	—	329,004
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(539,420)	$(99,260)	$(9,735)	$(648,415)

Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended September 30, 2022	Hurricane Ian	Other Q3 2022 Catastrophe Events (1)	Aggregate Losses (2)	Total Q3 2022 Weather-Related Large Losses (3)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(820,765)	$(137,881)	$(9,735)	$(968,381)
Net negative impact on Casualty and Specialty segment underwriting result	(7,038)	(2,000)	—	(9,038)
Net negative impact on underwriting result	$(827,803)	$(139,881)	$(9,735)	$(977,419)
Percentage point impact on consolidated combined ratio	47.7	7.7	0.6	57.2

(1)“Other Q3 2022 Catastrophe Events” includes the severe weather in France in May and June of 2022, and typhoons in Asia and Hurricane Fiona during the third quarter of 2022.
(2)“Aggregate Losses” includes loss estimates associated with certain aggregate loss contracts triggered during 2022 as a result of weather-related catastrophe events.
(3)“Q3 2022 Weather-Related Large Losses” includes Hurricane Ian, Other Q3 2022 Catastrophe Events and the Aggregate Losses described above.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Q3 2022 Weather-Related Large Losses contributed 123.0 percentage points to the combined ratio

Property Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$800,330	$773,692	3.4%
Net premiums written	696,520	681,095	2.3%
Underwriting income (loss)	(722,599)	(681,929)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	166.3%	180.0%	(13.7)	pts
Net claims and claim expense ratio - prior accident years	(2.9)%	(17.9)%	15.0	pts
Net claims and claim expense ratio - calendar year	163.4%	162.1%	1.3	pts
Underwriting expense ratio	22.6%	21.4%	1.2	pts
Combined ratio	186.0%	183.5%	2.5	pts
•Gross premiums written increased by $26.6 million, or 3.4%, driven by growth of $55.9 million within the catastrophe class of business, partially offset by a reduction of $29.2 million within the other property class of business.
–Reinstatement premiums from the Q3 2022 Weather-Related Large Losses were $234.0 million compared to $254.9 million of reinstatement premiums from the weather related large losses in the third quarter of 2021.
•Net premiums written increased by $15.4 million, or 2.3%, driven by the increase in gross premiums written, slightly offset by an increase in ceded premiums written of $11.2 million.
•Net claims and claim expense ratio - current accident year decreased 13.7 percentage points, primarily due to a lower impact from weather-related large losses.
–Q3 2022 Weather-Related Large Losses contributed 127.9 percentage points to the current accident year net claims and claim expense ratio, compared to the weather-related large losses in the third quarter of 2021, which contributed 143.1 percentage points to the current accident year net claims and claim expense ratio.
•Net claims and claim expense ratio - prior accident years reflects net favorable development primarily from weather-related large losses in the 2017 to 2020 accident years.
•Underwriting loss of $722.6 million in the Property segment included a $968.4 million net negative impact from the Q3 2022 Weather-Related Large Losses with significant impacts in both the catastrophe and other property classes of business.
–Combined ratio of 186.0% included 123.0 percentage points from the Q3 2022 Weather-Related Large Losses.

Underwriting Results - Casualty and Specialty Segment: Combined ratio of 95.7% and growth in net premiums written of 39.7%

Casualty and Specialty Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$1,420,331	$1,000,488	42.0%
Net premiums written	1,125,191	805,345	39.7%
Underwriting income (loss)	39,485	3,104

Underwriting Ratios
Net claims and claim expense ratio - current accident year	65.0%	69.0%	(4.0)	pts
Net claims and claim expense ratio - prior accident years	(0.8)%	(0.2)%	(0.6)	pts
Net claims and claim expense ratio - calendar year	64.2%	68.8%	(4.6)	pts
Underwriting expense ratio	31.5%	30.8%	0.7	pts
Combined ratio	95.7%	99.6%	(3.9)	pts
•Gross premiums written increased 42.0% across various lines of business, principally in the financial lines classes of business, which grew $237.0 million.
•Net premiums written increased 39.7%, primarily driven by growth in the financial lines classes of business, consistent with the changes in gross premiums written.
•Net claims and claim expense ratio - current accident year improved by 4.0 percentage points, primarily due to a lower impact from the Q3 2022 Weather-Related Large Losses compared to the weather related large losses in the third quarter of 2021.
•Net claims and claim expense ratio - prior accident year improved by 0.6 percentage points, reflecting higher favorable prior accident year loss development compared to the third quarter of 2021.
•Underwriting expense ratio increased 0.7 percentage points, principally due to a 1.6 percentage point increase in the net acquisition expense ratio due to higher costs and changes in mix of business. This was largely offset by a 0.9 percentage point improvement in the operating expense ratio, driven by improved operating leverage.

Fee Income: $25.7 million of fee income; management fees stable while performance fees impacted by Q3 2022 Weather-Related Large Losses

Fee Income
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2022	2021
Total management fee income	$24,989	$23,854	$1,135
Total performance fee income (loss) (1)	739	4,481	(3,742)
Total fee income	$25,728	$28,335	$(2,607)
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income was relatively stable in comparison to the third quarter of 2021, reflecting increased capital managed at DaVinciRe Holdings Ltd. (“DaVinci”), Vermeer Reinsurance Ltd. (“Vermeer”), RenaissanceRe Medici Fund Ltd. (“Medici”), and Fontana Holdings L.P. and its subsidiaries, largely offset by reductions in the Company’s structured reinsurance products.
•Performance fee income was lower in the third quarter of 2022 compared to the third quarter of 2021, primarily due to the impact of the Q3 2022 Weather-Related Large Losses.
Investment Results: Net investment income up $79.5 million; total investment result driven by net realized and unrealized losses, primarily in the fixed maturity investments portfolio

Investment Results
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2022	2021
Net investment income	$157,793	$78,267	$79,526
Net realized and unrealized gains (losses) on investments	(641,500)	(42,071)	(599,429)
Total investment result	$(483,707)	$36,196	$(519,903)
Total investment return - annualized	(8.9)%	0.7%	(9.6)	pts
•Net investment income increased $79.5 million, primarily driven by higher investment yields from:
–Portfolio management to take advantage of rising interest rates and increase the book yield within the fixed maturity trading and short term investment portfolios, and
–Higher average invested assets and yields in private credit fund investments.
•Net realized and unrealized losses on investments increased $599.4 million principally driven by:
–Net realized and unrealized losses on fixed maturity investments trading of $424.2 million as a result of the significant increase in interest rates on the fixed maturity portfolio, compared to net realized and unrealized losses of $29.4 million in the third quarter of 2021 resulting from a smaller increase in interest rates.
–Net realized and unrealized losses on catastrophe bonds of $127.0 million (primarily held in the Medici portfolio, the majority of which is owned by third party investors), principally as a result of the impact of Hurricane Ian, compared to net realized and unrealized losses of $6.0 million in the third quarter of 2021.

•Total investments were $20.9 billion at September 30, 2022 (December 31, 2021 - $21.4 billion). Weighted average yield to maturity and duration on the Company’s investment portfolio (which excludes investments that have no final maturity, yield to maturity or duration) was 5.1% and 2.5 years.

Other Items of Note
•Net loss attributable to redeemable noncontrolling interests of $372.4 million was primarily driven by:
–Impact of the Q3 2022 Weather-Related Large Losses on the performance of DaVinci, Medici and Vermeer; and
–Realized and unrealized losses on investments in the Company’s joint ventures driven by the significant increase in interest rates.
•Raised capital of $122.1 million in the third quarter of 2022 through Vermeer and Medici.
•Share repurchases of 175.7 thousand common shares at an aggregate cost of $25.3 million and an average price of $144.07 per common share from July 1, 2022 through July 22, 2022.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, November 2, 2022 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the highly competitive nature of the Company’s industry, resulting in consolidation of competitors, customers and (re)insurance brokers, and the Company’s reliance on a small and decreasing number of brokers; the impact of large non-recurring contracts and reinstatement premiums on the Company’s financial results; the Company’s ability to attract and retain key executives and employees; the effect of cybersecurity risks, including technology breaches or failure; the Company’s ability to successfully implement its business strategies and initiatives, and the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda laws or regulations or as a result of increased global regulation of the insurance and reinsurance industries; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the Company’s ability to determine any impairments taken on its investments; the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on the Company’s potential reinsurance, insurance and investment exposures, or other effects that it may have; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in serving process or enforcing judgments against the Company in the U.S.; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues
Gross premiums written	$2,220,661	$1,774,180	$7,628,264	$6,520,780
Net premiums written	$1,821,711	$1,486,440	$5,850,544	$4,822,815
Decrease (increase) in unearned premiums	(54,690)	19,825	(1,140,715)	(969,924)
Net premiums earned	1,767,021	1,506,265	4,709,829	3,852,891
Net investment income	157,793	78,267	348,695	238,996
Net foreign exchange gains (losses)	(1,383)	(4,755)	(67,690)	(24,309)
Equity in earnings (losses) of other ventures	1,739	5,305	2,732	8,479
Other income (loss)	2,834	1,692	4,950	4,449
Net realized and unrealized gains (losses) on investments	(641,500)	(42,071)	(1,968,624)	(196,616)
Total revenues	1,286,504	1,544,703	3,029,892	3,883,890
Expenses
Net claims and claim expenses incurred	1,967,931	1,798,045	3,515,903	3,185,117
Acquisition expenses	417,644	328,048	1,155,389	880,872
Operational expenses	64,560	58,997	204,987	172,511
Corporate expenses	10,384	10,196	35,238	30,726
Interest expense	12,101	11,919	35,951	35,664
Total expenses	2,472,620	2,207,205	4,947,468	4,304,890
Income (loss) before taxes	(1,186,116)	(662,502)	(1,917,576)	(421,000)
Income tax benefit (expense)	(2,814)	23,630	64,427	29,284
Net income (loss)	(1,188,930)	(638,872)	(1,853,149)	(391,716)
Net (income) loss attributable to redeemable noncontrolling interests	372,429	198,495	335,010	131,801
Net income (loss) attributable to RenaissanceRe	(816,501)	(440,377)	(1,518,139)	(259,915)
Dividends on preference shares	(8,843)	(9,845)	(26,531)	(24,423)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(825,344)	$(450,222)	$(1,544,670)	$(284,338)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$(19.27)	$(9.75)	$(35.84)	$(5.94)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$(19.27)	$(9.75)	$(35.84)	$(5.94)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$(9.27)	$(8.98)	$(0.16)	$(2.77)

Average shares outstanding - basic	42,837	46,223	43,121	47,988
Average shares outstanding - diluted	42,837	46,223	43,121	47,988

Net claims and claim expense ratio	111.4%	119.4%	74.7%	82.7%
Underwriting expense ratio	27.3%	25.7%	28.9%	27.3%
Combined ratio	138.7%	145.1%	103.6%	110.0%

Return on average common equity - annualized	(72.4)%	(28.4)%	(40.5)%	(5.8)%
Operating return on average common equity - annualized (1)	(34.8)%	(26.1)%	(0.2)%	(2.7)%
(1)See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2022	December 31, 2021
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$12,671,098	$13,507,131
Short term investments, at fair value	4,935,960	5,298,385
Equity investments trading, at fair value	950,393	546,016
Other investments, at fair value	2,263,164	1,993,059
Investments in other ventures, under equity method	72,535	98,068
Total investments	20,893,150	21,442,659
Cash and cash equivalents	1,204,241	1,859,019
Premiums receivable	5,479,305	3,781,542
Prepaid reinsurance premiums	1,233,551	854,722
Reinsurance recoverable	4,969,244	4,268,669
Accrued investment income	84,508	55,740
Deferred acquisition costs and value of business acquired	1,181,156	849,160
Receivable for investments sold	298,346	380,442
Other assets	353,147	224,053
Goodwill and other intangible assets	239,187	243,496
Total assets	$35,935,835	$33,959,502
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$15,662,955	$13,294,630
Unearned premiums	5,046,150	3,531,213
Debt	1,169,917	1,168,353
Reinsurance balances payable	4,158,610	3,860,963
Payable for investments purchased	589,886	1,170,568
Other liabilities	251,485	755,441
Total liabilities	26,879,003	23,781,168
Redeemable noncontrolling interests	4,174,960	3,554,053
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	43,702	44,445
Additional paid-in capital	465,565	608,121
Accumulated other comprehensive income (loss)	(16,773)	(10,909)
Retained earnings	3,639,378	5,232,624
Total shareholders’ equity attributable to RenaissanceRe	4,881,872	6,624,281
Total liabilities, noncontrolling interests and shareholders’ equity	$35,935,835	$33,959,502

Book value per common share	$94.55	$132.17

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended September 30, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$800,330	$1,420,331	$—	$2,220,661
Net premiums written	$696,520	$1,125,191	$—	$1,821,711
Net premiums earned	$839,817	$927,204	$—	$1,767,021
Net claims and claim expenses incurred	1,372,583	595,348	—	1,967,931
Acquisition expenses	141,675	275,969	—	417,644
Operational expenses	48,158	16,402	—	64,560
Underwriting income (loss)	$(722,599)	$39,485	$—	(683,114)
Net investment income			157,793	157,793
Net foreign exchange gains (losses)			(1,383)	(1,383)
Equity in earnings of other ventures			1,739	1,739
Other income (loss)			2,834	2,834
Net realized and unrealized gains (losses) on investments			(641,500)	(641,500)
Corporate expenses			(10,384)	(10,384)
Interest expense			(12,101)	(12,101)
Income (loss) before taxes and redeemable noncontrolling interests				(1,186,116)
Income tax benefit (expense)			(2,814)	(2,814)
Net (income) loss attributable to redeemable noncontrolling interests			372,429	372,429
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(825,344)

Net claims and claim expenses incurred – current accident year	$1,396,842	$602,995	$—	$1,999,837
Net claims and claim expenses incurred – prior accident years	(24,259)	(7,647)	—	(31,906)
Net claims and claim expenses incurred – total	$1,372,583	$595,348	$—	$1,967,931

Net claims and claim expense ratio – current accident year	166.3%	65.0%		113.2%
Net claims and claim expense ratio – prior accident years	(2.9)%	(0.8)%		(1.8)%
Net claims and claim expense ratio – calendar year	163.4%	64.2%		111.4%
Underwriting expense ratio	22.6%	31.5%		27.3%
Combined ratio	186.0%	95.7%		138.7%

	Three months ended September 30, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$773,692	$1,000,488	$—	$1,774,180
Net premiums written	$681,095	$805,345	$—	$1,486,440
Net premiums earned	$816,376	$689,889	$—	$1,506,265
Net claims and claim expenses incurred	1,323,678	474,367	—	1,798,045
Acquisition expenses	134,179	193,869	—	328,048
Operational expenses	40,448	18,549	—	58,997
Underwriting income (loss)	$(681,929)	$3,104	$—	(678,825)
Net investment income			78,267	78,267
Net foreign exchange gains (losses)			(4,755)	(4,755)
Equity in earnings of other ventures			5,305	5,305
Other income (loss)			1,692	1,692
Net realized and unrealized gains (losses) on investments			(42,071)	(42,071)
Corporate expenses			(10,196)	(10,196)
Interest expense			(11,919)	(11,919)
Income (loss) before taxes and redeemable noncontrolling interests				(662,502)
Income tax benefit (expense)			23,630	23,630
Net (income) loss attributable to redeemable noncontrolling interests			198,495	198,495
Dividends on preference shares			(9,845)	(9,845)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(450,222)

Net claims and claim expenses incurred – current accident year	$1,469,613	$476,082	$—	$1,945,695
Net claims and claim expenses incurred – prior accident years	(145,935)	(1,715)	—	(147,650)
Net claims and claim expenses incurred – total	$1,323,678	$474,367	$—	$1,798,045

Net claims and claim expense ratio – current accident year	180.0%	69.0%		129.2%
Net claims and claim expense ratio – prior accident years	(17.9)%	(0.2)%		(9.8)%
Net claims and claim expense ratio – calendar year	162.1%	68.8%		119.4%
Underwriting expense ratio	21.4%	30.8%		25.7%
Combined ratio	183.5%	99.6%		145.1%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Nine months ended September 30, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,362,159	$4,266,105	$—	$7,628,264
Net premiums written	$2,474,661	$3,375,883	$—	$5,850,544
Net premiums earned	$2,081,989	$2,627,840	$—	$4,709,829
Net claims and claim expenses incurred	1,804,268	1,711,635	—	3,515,903
Acquisition expenses	406,338	749,051	—	1,155,389
Operational expenses	144,717	60,270	—	204,987
Underwriting income (loss)	$(273,334)	$106,884	$—	(166,450)
Net investment income			348,695	348,695
Net foreign exchange gain (loss)			(67,690)	(67,690)
Equity in earnings of other ventures			2,732	2,732
Other income (loss)			4,950	4,950
Net realized and unrealized gain (loss) on investments			(1,968,624)	(1,968,624)
Corporate expenses			(35,238)	(35,238)
Interest expense			(35,951)	(35,951)
Income (loss) before taxes and redeemable noncontrolling interests				(1,917,576)
Income tax benefit (expense)			64,427	64,427
Net (income) loss attributable to redeemable noncontrolling interests			335,010	335,010
Dividends on preference shares			(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(1,544,670)

Net claims and claim expenses incurred – current accident year	$1,880,337	$1,728,262	$—	$3,608,599
Net claims and claim expenses incurred – prior accident years	(76,069)	(16,627)	—	(92,696)
Net claims and claim expenses incurred – total	$1,804,268	$1,711,635	$—	$3,515,903

Net claims and claim expense ratio – current accident year	90.3%	65.8%		76.6%
Net claims and claim expense ratio – prior accident years	(3.6)%	(0.7)%		(1.9)%
Net claims and claim expense ratio – calendar year	86.7%	65.1%		74.7%
Underwriting expense ratio	26.4%	30.8%		28.9%
Combined ratio	113.1%	95.9%		103.6%

	Nine months ended September 30, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,574,067	$2,946,713	$—	$6,520,780
Net premiums written	$2,492,890	$2,329,925	$—	$4,822,815
Net premiums earned	$1,981,939	$1,870,952	$—	$3,852,891
Net claims and claim expenses incurred	1,919,660	1,265,457	—	3,185,117
Acquisition expenses	356,171	524,701	—	880,872
Operational expenses	114,710	57,801	—	172,511
Underwriting income (loss)	$(408,602)	$22,993	$—	(385,609)
Net investment income			238,996	238,996
Net foreign exchange gain (loss)			(24,309)	(24,309)
Equity in earnings of other ventures			8,479	8,479
Other income (loss)			4,449	4,449
Net realized and unrealized gain (loss) on investments			(196,616)	(196,616)
Corporate expenses			(30,726)	(30,726)
Interest expense			(35,664)	(35,664)
Income (loss) before taxes and redeemable noncontrolling interests				(421,000)
Income tax benefit (expense)			29,284	29,284
Net (income) loss attributable to redeemable noncontrolling interests			131,801	131,801
Dividends on preference shares			(24,423)	(24,423)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(284,338)

Net claims and claim expenses incurred – current accident year	$2,121,740	$1,272,088	$—	$3,393,828
Net claims and claim expenses incurred – prior accident years	(202,080)	(6,631)	—	(208,711)
Net claims and claim expenses incurred – total	$1,919,660	$1,265,457	$—	$3,185,117

Net claims and claim expense ratio – current accident year	107.1%	68.0%		88.1%
Net claims and claim expense ratio – prior accident years	(10.2)%	(0.4)%		(5.4)%
Net claims and claim expense ratio – calendar year	96.9%	67.6%		82.7%
Underwriting expense ratio	23.7%	31.2%		27.3%
Combined ratio	120.6%	98.8%		110.0%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Property Segment
Catastrophe	$391,347	$335,493	$2,080,771	$2,227,941
Other property	408,983	438,199	1,281,388	1,346,126
Property segment gross premiums written	$800,330	$773,692	$3,362,159	$3,574,067

Casualty and Specialty Segment
General casualty (1)	$397,818	$346,754	$1,200,693	$976,610
Professional liability (2)	380,125	329,848	1,378,645	950,607
Financial lines (3)	365,863	128,586	844,447	359,147
Other (4)	276,525	195,300	842,320	660,349
Casualty and Specialty segment gross premiums written	$1,420,331	$1,000,488	$4,266,105	$2,946,713

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Fixed maturity investments trading	$107,182	$56,825	$246,146	$179,268
Short term investments	11,601	514	17,134	1,869
Equity investments trading	6,120	1,823	13,390	4,940
Other investments
Catastrophe bonds	25,748	17,184	63,343	48,333
Other	11,258	7,571	23,704	20,711
Cash and cash equivalents	1,386	(38)	1,250	223
	163,295	83,879	364,967	255,344
Investment expenses	(5,502)	(5,612)	(16,272)	(16,348)
Net investment income	157,793	78,267	348,695	238,996

Net investment income return - annualized	3.2%	1.4%	2.3%	1.5%

Net realized gains (losses) on fixed maturity investments trading	(213,493)	27,501	(621,799)	81,060
Net unrealized gains (losses) on fixed maturity investments trading	(210,665)	(56,869)	(824,662)	(289,872)
Net realized and unrealized gains (losses) on investments-related derivatives	(55,580)	(2,056)	(161,946)	3,476
Net realized gains (losses) on equity investments trading	3,066	52,604	38,638	255,902
Net unrealized gains (losses) on equity investments trading	(46,301)	(74,284)	(222,074)	(279,938)
Other investments
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	(126,992)	(5,994)	(159,913)	(25,075)
Net realized and unrealized gains (losses) on other investments - other	8,465	17,027	(16,868)	57,831
Net realized and unrealized gains (losses) on investments	(641,500)	(42,071)	(1,968,624)	(196,616)
Total investment result	$(483,707)	$36,196	$(1,619,929)	$42,380

Total investment return - annualized	(8.9)%	0.7%	(10.1)%	0.3%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) attributable to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe (UK) Limited (“RenaissanceRe UK”), the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income (loss) attributable to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) attributable to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(825,344)	$(450,222)	$(1,544,670)	$(284,338)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	514,508	36,077	1,808,711	171,541
Adjustment for net foreign exchange losses (gains)	1,383	4,755	67,690	24,309
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	—	—	135
Adjustment for income tax expense (benefit) (1)	7,269	286	(77,331)	(7,893)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(94,490)	(5,434)	(260,997)	(35,847)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$(396,674)	$(414,538)	$(6,597)	$(132,093)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$(19.27)	$(9.75)	$(35.84)	$(5.94)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	12.01	0.78	41.95	3.57
Adjustment for net foreign exchange losses (gains)	0.03	0.10	1.57	0.51
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	—	—	—
Adjustment for income tax expense (benefit) (1)	0.17	0.01	(1.79)	(0.16)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(2.21)	(0.12)	(6.05)	(0.75)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$(9.27)	$(8.98)	$(0.16)	$(2.77)

Return on average common equity - annualized	(72.4)%	(28.4)%	(40.5)%	(5.8)%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	45.2%	2.3%	47.3%	3.5%
Adjustment for net foreign exchange losses (gains)	0.1%	0.3%	1.8%	0.5%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—%	—%	—%	—%
Adjustment for income tax expense (benefit) (1)	0.6%	—%	(2.0)%	(0.2)%
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(8.3)%	(0.3)%	(6.8)%	(0.7)%
Operating return on average common equity - annualized	(34.8)%	(26.1)%	(0.2)%	(2.7)%
(1)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Book value per common share	$94.55	$113.69	$121.44	$132.17	$128.91
Adjustment for goodwill and other intangibles (1)	(5.89)	(5.90)	(5.89)	(5.90)	(5.67)
Tangible book value per common share	88.66	107.79	115.55	126.27	123.24
Adjustment for accumulated dividends	24.63	24.26	23.89	23.52	23.16
Tangible book value per common share plus accumulated dividends	$113.29	$132.05	$139.44	$149.79	$146.40

Quarterly change in book value per common share	(16.8)%	(6.4)%	(8.1)%	2.5%	(7.5)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	(17.4)%	(6.4)%	(8.2)%	2.8%	(7.6)%
Year to date change in book value per common share	(28.5)%	(14.0)%	(8.1)%	(4.5)%	(6.9)%
Year to date change in tangible book value per common share plus change in accumulated dividends	(28.9)%	(14.0)%	(8.2)%	(4.0)%	(6.6)%
(1)At September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, the adjustment for goodwill and other intangibles included $18.0 million, $18.3 million, $18.4 million, $18.6 million, and $19.0 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.